Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION:
April 24, 2009	Randy P. Curtis Interim President and Chief Executive Officer (773)832-3088 E-mail: RCurtis@corusbank.com

CORUS BANKSHARES ANNOUNCES
RESIGNATION OF PRESIDENT AND
CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD;
NAMES INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER

Chicago, Illinois – Corus Bankshares, Inc. (NASDAQ: CORS) (the “Company”) today announced that Robert J. Glickman resigned as President and Chief Executive Officer and a Director of the Company and of its subsidiary Corus Bank, N.A. (the “Bank”) for personal reasons effective immediately. Joseph C. Glickman also resigned as a Director and Chairman of the Board of the Company for personal reasons effective immediately. Neither resignation was the result of a disagreement with the Company, the Bank or other members of the Board of Directors of either the Company or the Bank. Randy P. Curtis, currently Executive Vice President of the Company and Executive Vice President – Retail Banking of the Bank, will serve as interim President and Chief Executive Officer, subject to approval of the appropriate regulatory authorities, while the Board of Directors seeks a permanent successor.

Corus Bankshares, Inc. (“Corus” or the “Company”) is a bank holding company headquartered in Chicago, Illinois. Corus conducts its banking operations through its wholly-owned banking subsidiary Corus Bank, N.A. (the “Bank”).

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by, among other things, the use of forward-looking terms such as “likely,” “typically,” “may,” “intends,” “expects,” “believes,” “anticipates,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “potential,” “hopeful,” or “attempts” or the negative of such terms or other variations on such terms or comparable terminology. By their nature, these statements are subject to risks, uncertainties and other factors, which could cause actual future results to differ materially from those results expressed or implied by such forward-looking statements.

Do not unduly rely on forward-looking statements. They give Corus’ expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and, except as required by law, Corus does not intend to update them to reflect changes that occur after that date. For a discussion of factors that may cause actual results to differ from expectations, refer to Corus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008. Any factor described in this press release or in any document referred to in this press release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

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